Exhibit 1.1

Membership Collective Group Inc.

[ ] Class A Common Stock, par value $0.01 per share

Underwriting Agreement

July [ ], 2021

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives (“you” or the “Representatives”) of the

several Underwriters named

in Schedule I hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Membership Collective Group Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of [ ] shares of its Class A common stock, par value $0.01 per share (the “Firm Shares”) and, at the election of the Underwriters, up to [ ] additional shares of its Class A common stock (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof, are herein collectively called the “Shares”. The shares of Class A common stock of the Company to be outstanding after giving effect to the sale of the Shares and any Community Offer Shares (as defined below) are referred to herein as the “Class A Common Shares”.

Morgan Stanley & Co. LLC (the “DSP Underwriter”) has agreed to reserve up to [ ] Shares to be purchased by it under this Agreement (the “Directed Shares”) for sale at the direction of the Company to certain members, officers, directors, employees and business associates of Soho House Holdings Limited and its affiliates (“Soho House”) who are located in the United States and certain employees, officers, directors, and business associates of the Company who are located outside of the United Kingdom (such members, officers, directors, employees and business associates collectively, the “DSP Participants”, and the reservation and sale of any such Shares to DSP Participants, the “Directed Share Program”). Any Directed Shares not orally confirmed for purchase by any DSP Participants by the end of the business day on which this Agreement is executed (or such other deadline established therefor by the DSP Underwriter in consultation with the Company) will be offered to the public by the Underwriters as set forth in the Prospectus.

In addition, concurrently with the offering and sale of the Shares, the Company intends to sell up to [ ] shares of its Class A common stock (the “Community Offer Shares”) directly to certain members of Soho House and employees of the Company who are, in each case, located in the United Kingdom (such members and employees collectively, the “Community Offer Participants”, and the offering and sale of any such Community Offer Shares to Community Offer Participants, the “Community Offer”) through PrimaryBid Limited, a private company incorporated with limited liability in England and Wales (the “Community Offer Intermediary”). In connection with the Community Offer, the Company has published a prospectus (as amended or supplemented through the date hereof, the “Community Offer Prospectus”) that has been prepared in accordance with Regulation (EU) 2017/1129 as it forms part of U.K. domestic law by virtue of the European Union (Withdrawal) Act 2018 and the Prospectus Regulation Rules of the Financial Conduct Authority (the “FCA”). The Underwriters are not committing to, and will not purchase, any Community Offer Shares, which are not being issued or sold pursuant to this Agreement.

As described more fully in the Pricing Prospectus (as defined below), (x) in connection with the consummation of the offering contemplated by this Agreement, all of the outstanding common equity interests in Soho House Holdings Limited, a public limited company organized under the laws of Jersey, Channel Islands (“SHHL”), will be exchanged, as applicable, for Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Shares” and, together with the Class A Common Shares, the “Common Shares”) or Class A Common Shares (the “MCG Exchange”) and (y) immediately following the consummation of the offering contemplated by this agreement, all of the outstanding senior preference shares of SHHL will be exchanged for Class A Common Shares (the “Senior Pref Exchange”).

For purposes of this Agreement, the term “Transactions” means, collectively, (i) the issue and sale of the Shares pursuant to this Agreement, (ii) the issue and sale of the Community Offer Shares in this Community Offer, (iii) the consummation of the MCG Exchange and (iv) the consummation of the Senior Pref Exchange.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-257206) (the “Initial Registration Statement”) in respect of the Shares and the Community Offer Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the number of Class A Common Shares included in, or the size of, the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or under Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Testing-the-Waters Communication” and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, and any Testing-the-Waters Communication conformed in all material respects to the applicable requirements of the Act and the applicable rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9 of this Agreement);

(c) For the purposes of this Agreement, the “Applicable Time” is [ ] [a.m][p.m.] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule III hereto and each written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each Issuer Free Writing Prospectus and each written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, in each case, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d) (A) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the applicable rules and regulations of the Commission thereunder; and (B) the Registration Statement and the Prospectus do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e) Neither the Company nor any of its subsidiaries (collectively, the “Subsidiaries”) has, since the date of the latest audited financial statements included in the Pricing Prospectus, (A) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental or self-regulatory action, order or decree or (B) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability of obligation, direct or contingent, that is material to the Company and its subsidiaries taken as whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the share capital (other than as a result of (i) the exercise, if any, of options or the award, if any, of options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of shares upon conversion or exchange of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its respective obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, including the issuance and sale of the Community Offer Shares;

(f) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, claims and defects except such as are described in the Pricing Prospectus or such as do not, individually or in the aggregate, have a Material Adverse Effect on the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not reasonably be expected, individually or in the aggregate, to materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

(g) (A) The Company and the Subsidiaries (x) are and have been in compliance with all applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution, the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are and have been in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (B) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or the Subsidiaries, except in the case of each of (A) and (B) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (C) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or to the Company’s knowledge, contemplated, against the Company or the Subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and the Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings on competitive position of the Company and the Subsidiaries, and (z) none of the Company or the Subsidiaries anticipates material capital expenditures relating to compliance with any Environmental Laws;

(h) Each of the Company and its Subsidiaries has been (A) duly organized and is validly existing and in good standing (where such concept exists) under the laws of its jurisdiction of organization, with power and authority (corporate or other) to own its properties and conduct its business as described in the Pricing Prospectus, and (B) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (B), where the failure to be so qualified or in good standing (where such concept exists) would not, individually or in the aggregate, have a Material Adverse Effect, and each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) has been listed in the Registration Statement, and those subsidiaries not deemed “significant subsidiaries,” when considered as one, would not be considered significant under such rule;

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the common shares of the Company have been (or, when issued in connection with the Transactions, will be) duly and validly authorized and issued and are fully paid and no further contribution in respect thereof will be required to be made by the holders thereof to the Company by reason solely of their being such holders; all of the issued common shares of the Company conform, or when issued in connection with the Transactions, will conform, to the description of the Common Shares contained in the Pricing Disclosure Package and the Prospectus; and all of the issued common shares or capital stock, as the case may be, of each Subsidiary have been duly and validly authorized and issued, are fully paid and no further contribution in respect thereof will be required to be made by the holders thereof to the Company by reason solely of their being such holders, and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Pricing Prospectus and the Prospectus;

(j) (A) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and no further contribution in respect thereof will be required to be made by the holders thereof to the Company by reason solely of their being such holders; and the issuance of the Shares is not subject to any preemptive or similar rights and (B) the Community Offer Shares have been duly and validly authorized and, when issued and delivered against payment therefor in accordance with the Community Offer, will be duly and validly issued and fully paid and no further contribution in respect thereof will be required to be made by the holders thereof to the Company by reason solely of their being such holders; and the issuance of the Community Offer Shares is not subject to any preemptive or similar rights;

(k) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with this Agreement and the consummation of the transactions contemplated in this Agreement (including the Transactions) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any

Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its Subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties except, in the case of this clause (C), any statute, judgment, order, rule or regulation that would not, individually or in the aggregate, result in a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares a the Community Offer Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement (including the Transactions), except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, the approval by the FCA of the Community Offer Prospectus in connection with the Community Offer, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(l) Neither the Company nor any Subsidiary is (A) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (B) and (C), for such defaults or violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Common Shares, and under the caption “Material Federal Income Tax Consequences to Non-U.S. Holders of Our Class A Common Stock”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries of the material contained therein in all material respects;

(n) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which, if determined adversely to the Company or any Subsidiary, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(o) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(q) BDO LLP, who have certified certain financial statements of the Company (or its predecessors) and its Subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(r) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (A) complies with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”) and (C) is sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting (it being understood that this subsection shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law);

(s) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act applicable to the Company; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u) Other than the Registration Statement, the Preliminary Prospectus, the Community Offer Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares other than (A) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (B) the documents listed on Schedule III hereto and any other written communications approved in writing in advance by the Representatives;

(v) This Agreement has been duly authorized, executed and delivered by the Company to the extent to which it is a party to such document;

(w) None of the Company or any Subsidiary, nor any director or officer of the Company or any Subsidiary nor, to the knowledge of the Company, any agent, employee, affiliate or other person associated with or acting on behalf of the Company or any Subsidiary has (A) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of an unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and which are reasonably expected to ensure compliance with all applicable anti-bribery and anti-corruption laws. Neither the Company or any Subsidiary will use, directly or indirectly, the proceeds of the offering in furtherance of any offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any anti-corruption law;

(x) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(y) None of the Company or any of its Subsidiaries, nor any director or officer of the Company or any of its Subsidiaries, nor, to the knowledge of the Company, any agent, employee or affiliate of the Company or any Subsidiary is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitation, is the subject or the target of Sanctions or (B) in any other manner that will result in a violation by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not knowing engaged in any dealings or transactions with any person that at the time of the dealing or transaction was the subject or the target of Sanctions or with any Sanctioned Country;

(z) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company (or its predecessors) and its Subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company (or its predecessors) and its Subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (other than as described therein). The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(aa) The Company and each of its Subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except for any taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (including audits that the Company or any Subsidiary is preparing to timely contest) or where failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and there is no known tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its Subsidiaries or any of their respective properties or assets that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(bb) No tax liability which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect will arise to the Company or any Subsidiary as a result of the MCG Exchange;

(cc) No stamp, issue, registration, documentary, sales, transfer, stamp duty reserve or other similar taxes or duties imposed by any taxing authority or political sub-division of the United States or Jersey is payable in connection with (A) the execution, delivery, consummation or enforcement of this Agreement, (B) the grant, exercise or lapsing of the option to purchase the Optional Shares, (C) the creation, allotment and issuance of the Shares, (D) the sale and delivery of the Shares to the Underwriters or purchasers procured by the Underwriters, (E) the resale and delivery of the Shares by the Underwriters to purchasers from the Underwriters, or (F) the entry of any Shares into the facilities of DTC, or any other clearance or depositary receipts service, on or prior to the delivery of such Shares for the account of the Underwriters (and/or purchasers procured by the Underwriters), as provided by Section 4(a);

(dd) The Company (A) has not alone engaged in any Testing-the-Waters Communication with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any written Testing-the-Waters Communication other than those listed on Schedule II hereto;

(ee) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(ff) The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, and, to the knowledge of the Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except in each case to the extent that any non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(gg) The Registration Statement, the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply in all material respects, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(hh) No authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered;

(ii) The Company has specifically directed in writing the allocation of Directed Shares to each DSP Participant (including, in the case of the Community Offer, the Shares to be allocated by the Community Offer Intermediary), and none of the DSP Underwriter, any other Underwriter or the Community Offer Intermediary has had any involvement or influence, directly or indirectly, in such allocation decision; and

(jj) The Company has not offered, or caused the DSP Underwriter, any Morgan Stanley Entity (as defined in Section 10), any other Underwriter, the Community Offer Intermediary or any of their respective affiliates to offer or allocate, as the case may be, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (x) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (y) a trade journalist or publication to write or publish favorable information about the Company or its products.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell (i) in the case of Community Offer Shares, to each Community Offer Participant, through the Community Offer Intermediary, at a purchase price per share of $[ ] and (ii) in the case of all other shares, to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[ ] the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder, and (b) in the event and to the extent that the Underwriters shall exercise their election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [ ] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [ ], 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice to the Company given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company agrees in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents reasonably requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the Prospectus or the Community Offer Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus or the Community Offer Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission or the FCA of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus (including the Community Offer Prospectus) in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission or the FCA for the amending or supplementing of the Registration Statement, the Prospectus or the Community Offer Prospectus, as the case may be, or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus (including the Community Offer Prospectus) in respect of the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it was not otherwise subject to taxation;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Gathering, Analysis and Retrieval system or any successor thereto (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Class A Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Class A Common Shares (including any Class B Common Shares) or any such substantially similar securities or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Shares or any such other securities, or publicly disclose the intention to take any action described in clause (i) or clause (ii), whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Shares or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) pursuant to employee option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), (C) the issuance by the Company of Class A Common Shares or securities convertible into, exchangeable for or representing the right to receive Class A Common Shares, in an amount not to exceed 5% of the total number of Shares offered hereunder, in connection with the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with any such acquisition; provided, that in the case of this clause (C) the transferee of such shares agrees to be bound in writing to the restrictions set forth in this Section 5(e), (D) the issuance by the Company of up to $5 million in value of Class A Common Shares pursuant to obligations to Permira in existence as of the date hereof and disclosed in the Pricing Prospectus, (E) the issuance of Class A Common Shares in the MCG Exchange, the Senior Pref Exchange and the Community Offer, in each case as described in the Pricing Prospectus, and (F) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus or any assumed employee benefit plan contemplated by clause (C), in each case without the prior written consent of the Representatives;

(f) If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 8(i) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex III hereto through a major news service at least two business days before the effective date of the release or waiver, if required by FINRA Rule 5131;

(g) During a period of two years from the effective date of the Registration Statement, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail (which in each case may be satisfied by filing such information on EDGAR);

(h) During a period of two years from the effective date of the Registration Statement, to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request in writing (such financial statements to be on a consolidated basis to the extent the accounts of the Company (or its predecessors) and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission) (which in each case may be satisfied by filing such information on EDGAR);

(i) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program;

(n) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery; and

(o) On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) from the Company in form and substance reasonably satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have requested in connection with the verification of the foregoing certificate.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) or Schedule II(c) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communication, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(c) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act.

(f) If at any time following the distribution of any written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

7. The Company agrees with the several Underwriters that:

(a) The Company will pay or cause to be paid the following: (A) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Community Offer Prospectus, any Preliminary Prospectus, any written Testing-the-Waters Communication, any written communication by the Company or the Community Offer Intermediary in connection with the Community Offer, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (B) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (C) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (D) all fees and expenses in connection with listing the Shares on the Exchange; (E) all expenses in connection with the approval of the Community Offer Prospectus by the FCA; (F) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, such fees, disbursements and expenses of the Community Offer Intermediary (including as may separately be agreed between the Company and the Community Offer Intermediary), and all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; (G) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (H) the cost of preparing any stock or other similar certificates; (I) the cost and charges of any transfer agent or registrar; and (J) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9, 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, and any advertising expenses connected with any offers they may make.

(b) The Company shall pay and bear and indemnify and hold the Underwriters harmless against, any stamp, issue, registration, documentary, sales, transfer, stamp duty reserve or other similar taxes or duties imposed by any taxing authority or political sub-division of the United States or Jersey that is payable in connection with (i) the execution, delivery, consummation or enforcement of this Agreement, (ii) the grant, exercise or lapsing of the option to purchase the Company Optional Shares, (iii) the creation, allotment and issuance of the Company Shares, (iv) the sale and delivery of the Company Shares to the Underwriters or purchasers procured by the Underwriters, (v) the resale and delivery of the Company Shares by the Underwriters to initial purchasers from the Underwriters, or (vi) the entry of any Company Shares into the facilities of DTC, or any other clearance or depositary receipts service, on or prior to the delivery of such Company Shares for the account of the Underwriters (and/or purchasers procured by the Underwriters), as provided by Section 4(a), provided that this Section 7(b) shall not apply to any such taxes or duties payable (A) in respect of a withdrawal of any Shares by the Underwriters from the facilities of DTC; (B) in respect of any subsequent entry of Shares into the facilities of DTC or any other clearance or depositary receipts service following a withdrawal by the Underwriters; or (C) upon a voluntary registration made by the Underwriters if such registration is not necessary to evidence, prove, maintain, enforce, compel or otherwise assert the rights of the Underwriters.

(c) If any sum payable or deemed paid by the Company to any Underwriter under this Agreement is subject to any deduction or withholding tax, tax in the hands of an Underwriters or taken into account as a receipt in computing the taxable income of that Underwriter (excluding net income taxes on any fee, commission or other sum payable to any Underwriter hereunder), the sum payable to the Underwriters under this Agreement shall be increased to such sum as will ensure that the Underwriters shall be left with the sum they would have received in the absence of such tax; provided, that no such additional amounts shall be paid on account of (i) net income, franchise and branch profits taxes, (ii) taxes that would not have been imposed but for the Underwriters’ failure, upon the reasonable request of the Company, to provide the Company with any certification, form or other documentation (including without limitation the appropriate IRS Form W-8 or Form W-9), and (iii) any U.S. federal withholding taxes imposed under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended, any treasury regulations thereunder or any related intergovernmental agreements and legislation, rules or practices adopted pursuant to any such intergovernmental agreement.

(d) If an increased sum is payable by the Company pursuant to Section 7(c) and the Underwriters or their agents to whom it is paid obtains a refund of taxation or obtains and utilizes a credit against taxation or similar benefit by reason of the relevant deduction or withholding, the Underwriters shall reimburse the Company as soon as reasonably practicable with an amount such as the Underwriters determine, acting reasonably and in good faith, to be such proportion of the said refund, credit or benefit as shall leave the Underwriters or their agents after such reimbursement in no better or worse position (having regard to the time value of money) than it would have been in had the Company not been required to make such withholding or deduction.

(e) Where the Company is obliged to pay any fee, commission or other sum to any Underwriter or other indemnified person pursuant to this Agreement or in connection with the offer of the Shares, and any amount in respect of VAT is properly chargeable on it, the Company shall also pay to the recipient of such fee, commission or other sum an amount equal to that VAT on receipt of a valid VAT invoice. In this Agreement, “VAT” shall mean (i) such taxation imposed in accordance with the Directive of the Council of the European Union of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (ii) any other tax of a similar nature, whether imposed in a member of the European Union in substitution for, or levied in addition to, such tax referred to in (i) above, or imposed elsewhere.

(f) Where, pursuant to this Agreement, a sum (a “Relevant Sum”) is paid or reimbursed to any Underwriter or other indemnified person (for the purposes of this Section 7(f) only, each a “Payee”), by the Company, as the case may be (the “Payer”), in respect of any cost, charge or expense and that cost, charge or expense includes an amount in respect of VAT (the “VAT Element”), the Payer shall pay an amount to such Payee in respect of the VAT Element which shall be determined as follows:

(i) to the extent the Relevant Sum constitutes for VAT purposes the payment or reimbursement to the Payee of the consideration for the supply of goods or service made to the Payee (except where Section 7(f)(ii) below applies), such proportion of the VAT Element which the Payee states as representing irrecoverable input tax in the hands of the Payee (or the representative member of the VAT group of which the Payee is a member if the Payee is not the representative member), that statement to be conclusive save in the case of manifest error; and

(ii) to the extent the Relevant Sum constitutes for VAT purposes the payment or reimbursement of, or indemnification for, costs, charges or expenses incurred by the Payee as agent for the Payer (and except where the Payee acts as agent for the Payer within the meaning of section 47(2A) or section 47(3) of the United Kingdom Value Added Tax Act 1994, or equivalent provisions in any other jurisdiction) applies, such amount as equals the VAT Element, provided that in such a case the Payee will use reasonable endeavors to procure that the actual supplier of the relevant goods and services which the Payee received as agent for the Payer issues its own VAT invoice directly to the Payer naming the Payer as the recipient of the supply.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein (including those representations and warranties incorporated herein by reference to the W&I Agreement in Section 9(f)(B) hereof) are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or under Section 8A of the Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you their (i) written opinion and (ii) negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may request to enable them to pass upon such matters;

(c) Sidley Austin LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in substantially the form attached as Annex II(a) hereto;

(d) On the date of the Prospectus at a time prior to or contemporaneously with the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, BDO LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e) (i) Neither the Company nor any Subsidiary, taken as a whole, shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any Subsidiary or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined under Rule 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the

United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(i) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the officers and directors of the Company and each of the Existing Shareholders listed in Schedule IV hereto, substantially to the effect set forth in Annex I hereto, in form and substance satisfactory to you;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company contained herein (including those representations and warranties herein by reference to the W&I Agreement in Section 9(f)(B) hereof), at and as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section, and as to such other matters as you may reasonably request; and

(l) At each Time of Delivery, the Company shall have furnished or caused to be furnished to you certificates of the Chief Financial Officer of the Company, dated the respective dates of delivery thereof, substantially to the effect set forth in Annex IV hereof in form and substance satisfactory to you.

9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, or arise out of or are based on the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the reallowance figure appearing in the fifth paragraph under the caption “Underwriting”, and the information contained in the tenth paragraph relating to stabilizing transactions under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights of defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 9 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice specified by subsection (c) above and such failure materially prejudiced such indemnifying party, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(f) The Company hereby reconfirms, as of the date and for purposes of this Agreement, (A) its agreement to indemnify each Underwriter against any losses, claims, damages and liabilities to which any Underwriter may become subject in connection with the Community Offer, as previously set forth in that certain Warranties and Indemnities Agreement dated as of July [6], 2021, among the Company and the Underwriters (the “W&I Agreement”), and (B) each of the representations, warranties, covenants and other agreements of the Company previously set forth in the W&I Agreement (it being understood that the matters contemplated by this section 9(f) shall be subject to the terms and conditions of this Agreement, including those set forth in Sections 19 and 20 hereof). The indemnification provisions, representations, warranties, covenants and other agreements of the Company set forth in this Agreement, including this Section 9, shall be in addition to, and shall not supersede, any provisions set forth in the W&I Agreement, which agreement shall remain in full force and effect following the execution of this Agreement and shall survive the consummation of the transactions contemplated hereby.

10. (a) The Company agrees to indemnify and hold harmless the DSP Underwriter, each person, if any, who controls the DSP Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the DSP Underwriter within the meaning of Rule 405 (collectively, “Morgan Stanley Entities”) of the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (a) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to DSP Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) that arise out of, or are based upon, the failure of any DSP Participant to pay for and accept delivery of Directed Shares that the DSP Participant agreed to purchase; or (c) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Morgan Stanley Entities.

(b) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to this Section 10(a), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless i) the Company shall have agreed to the retention of such counsel or ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Morgan Stanley Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(c) To the extent the indemnification provided for in Section 10(a) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate initial public offering price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Company and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(e) The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Morgan Stanley Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven calendar days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter; the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 and 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or any controlling person of the Company and shall survive delivery of and payment for the Shares.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall then be under no liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof; but, if for any other reason (other than as set forth in Sections 8(g)(iii), 8(g)(iv) or 8(g)(v)), any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7, 9 and 10 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Attention: Equity Syndicate Desk and Morgan & Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk; and if to any shareholder that has delivered a lock-up letter described in Section 8(i) hereof shall be delivered or sent by mail to such address as such shareholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179; Attention Equity Syndicate Desk and Morgan & Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9, 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. Additionally, none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person and neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company in connection with such transaction or the process leading thereto. Any review by the Representative and the other Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative and the other Underwriters and shall not be on behalf of the Company.

18. Other than the W&I Agreement, this Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20. The Company and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the sale of the Shares hereunder.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or any BHC Act Affiliate (as defined below) of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 23, the terms that follow shall have the meanings indicated.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signatures on following page]

Very truly yours, Membership Collective Group Inc.

By:
Name:
Title:

Accepted: As of the date first written above J.P. MORGAN SECURITIES LLC MORGAN STANLEY & CO. LLC For themselves and on behalf of the several Underwriters listed in Schedule I hereto.

J.P. MORGAN SECURITIES LLC

By:
Authorized Signatory

MORGAN STANLEY & CO. LLC

By:
Authorized Signatory

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
BofA Securities, Inc.
HSBC Securities (USA) Inc.
Citigroup Global Markets Inc.
William Blair & Company, L.L.C.
Loop Capital Markets LLC

Total

Schedule II

(a)	Issuer Free Writing Prospectus not included in the Pricing Disclosure Package:

Electronic roadshow dated [ ], 2021

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $[ ].

The number of Firm Shares is [ ].

The number of Optional Shares is [ ].

The number of Directed Shares is [ ].

The number of Community Offer Shares is [ ].

(c)	Written Testing-the-Waters Communications:

[ ]

SCHEDULE III

Issuer Free Writing Prospectuses

(a)	Electronic roadshow dated [ ], 2021

SCHEDULE IV

Existing Shareholders

Nick Jones

Richard Caring

Andrew Carnie

Martin Kuczmarski

Yucaipa American Alliance Fund II, L.P.

Yucaipa American Alliance (Parallel) Fund II, L.P.

Yucaipa American Alliance III, LP

Yucaipa Soho Works, Inc.

Raycliff SH Holdings LLC

Raycliff Soho Works, LLC

HS Investments EU5 Limited

HS Investments (A) Limited Partnership

HS Investments (C) Limited

Global Joint Venture Investment Partners LP

UDC Equities Limited

West Street Strategic Solutions Fund I, L.P.

West Street Strategic Solutions Fund I-(C), L.P.

WSSS Investments W, LLC

WSSS Investments X, LLC

WSSS Investments I, LLC

WSSS Investments U, LLC

Broad Street Principal Investments, L.L.C.

West Street CT Private Partnership, L.P.

MBRG Investor Group II, LLC

Cipura Corp

Jaquelle Limited

Seligny Holdings Limited

ANNEX I

Form of Lock-Up Agreement

MEMBERSHIP COLLECTIVE GROUP INC.

July 6, 2021

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:	Membership Collective Group Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Membership Collective Group Inc., a Delaware corporation (the “Company”), providing for a public offering (the “Public Offering”) of the Class A common stock, par value $0. 01 per share (the “Shares”) pursuant to a Registration Statement on Form S-1 (333-257206) filed with the Securities and Exchange Commission (the “SEC”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Class A Common Stock of the Company, or any options or warrants to purchase any shares of Class A Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock of the Company (including the Class B Common Stock), whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. [If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.]

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may (1) transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) by will or under the laws of descent, (iv) to affiliates (within the meaning set forth in Rule 405 as promulgated by the SEC under the Securities Act of 1933, as amended), including subsidiaries or stockholders of the undersigned, if the undersigned is a corporation, and limited partners, general partners or limited liability company members of the undersigned, if the undersigned is a partnership or limited liability company, or to any investment fund or other entity that controls or manages, or is controlled or managed by, or is under common control or management with, the undersigned, or (v) with the prior written consent of the Representatives on behalf of the Underwriters; provided that in the case of (i), (ii), (iii) and (iv) above, (a) it shall be a condition to the transfer that the donee, trustee, legatee, heir, distributee or other transferee, as the case may be, agrees to be bound in writing by the restrictions set forth herein, (b) such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), during the Lock-Up Period, and (c) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period; provided, further, that any transfer pursuant to (i), (ii), (iii) or (iv) above shall not involve a disposition for value; (2) transfer the Undersigned’s Shares in connection with a sale of any of the Undersigned’s Shares acquired in open market transactions after the public offering date; provided that (i) such transfers are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Exchange Act during the Lock-Up Period and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period; (3) transfer the Undersigned’s Shares pursuant to an order of a court or regulatory agency or to comply with any regulations related to the undersigned’s ownership of Shares; provided that the undersigned shall provide the Representatives with prior written notice of any such transfer, and provided further that if the undersigned is required to file a report under the Exchange Act in connection with such transfer during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that the filing relates to the transfer of securities pursuant to an order of a court or regulatory agency or to comply with any regulations related to the ownership of the Shares unless such a statement would be prohibited by any applicable law, regulation or order of a court or regulatory authority; and (4) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares; provided that such plan does not provide for the transfer of shares of Shares during the 180-day period referred to above and no filing or other public announcement shall be required or shall be voluntarily made during such Lock-Up Period by the undersigned or the Company as a result of the establishment of any such plan. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. Additionally, the undersigned may transfer the Undersigned’s Shares pursuant to tenders, sales or other transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of common shares involving a “change of control” of the Company; provided that such transaction is approved by the Company’s board of directors, and provided further that if such transaction is not consummated, the Undersigned’s Shares shall remain subject to the restrictions set forth herein. For purposes of the foregoing sentence, “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of at least 90% of the total voting power of the voting shares of the Company. The undersigned now has, and, except as contemplated above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In addition, for the avoidance of doubt, nothing in this Lock-Up Agreement shall prohibit the conversion of shares of Class B Common Stock into shares of Class A Common Stock in connection with any transfer otherwise permitted by this Lock-Up Agreement.

The undersigned understands that, if (i) the Company notifies the Representatives that it does not intend to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, (iii) the Registration Statement is withdrawn, (iv) the Public Offering is not completed by August 15, 2021 or (v) the Representatives advise the Company in writing prior to the execution of the Underwriting Agreement that they have determined not to proceed with the Public Offering, the undersigned shall be released from all obligations under this Lock-Up Agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the purchase and sale of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the purchase and sale of the Shares, the Representatives and the other Underwriters are not making a recommendation to you to participate in the purchase and sale of the shares, enter into this Lock-Up Agreement, or sell any Shares at the price determined in the public offering, and nothing set forth in such disclosures is intended to suggest that any Representative or any Underwriter is making such a recommendation.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature on following page]

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

ANNEX II

Form of opinion of Sidley Austin LLP

ANNEX III

[Form of Press Release]

Membership Collective Group Inc.

[Date]

Membership Collective Group Inc. (the “Company”) announced today that J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, the lead book-running managers in the Company’s recent public sale of                shares of Class A Common Shares, is [waiving] [releasing] a lock-up restriction with respect to                Class A Common Shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                ,                20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX IV

Form of CFO Certificate

Form of Pricing/Closing CFO Certificate

Membership Collective Group Inc.

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

[ ], 2021

Reference is hereby made to the Underwriting Agreement, dated [ ], 2021 (the “Underwriting Agreement”), between Membership Collective Group Inc. (the “Company”), and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”), the [Preliminary] Prospectus dated [ ], 2021 relating to the initial public offering of Class A Common Shares, par value $0.01 per share, of the Company (the “[Preliminary] Prospectus”), and the Prospectus dated [ ], 2021 that has been approved by the FCA relating to the [U.K. Community Offer] (the “U.K. Prospectus”). Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Underwriting Agreement.

I am responsible for the financial accounting matters of the Company and am familiar with the accounting books and records and internal controls of the Company. To assist the Underwriters in conducting and documenting their investigation of the affairs of the Company, I, Humera Afzal, in my capacity as Chief Financial Officer of the Company, do hereby certify pursuant to Section 8(m) of the Underwriting Agreement that after reasonable inquiry and investigation by myself or members of my staff who are responsible for the Company’s financial and accounting matters:

The

items marked with an “A” on the pages of the [Preliminary] Prospectus attached as Exhibit A hereto (a) fairly present, in all material respects, the Company’s calculation of the aforementioned information for the period presented, (b) are, as of the date of this certificate, a true and accurate measurement of the data purported to be represented for the periods presented, in all material respects, (c) are calculated substantially in accordance with the methodology and description thereof contained in the [Preliminary] Prospectus and (d) are prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), where applicable.

The

items marked with a “B” on the pages of the [Preliminary] Prospectus attached as Exhibit A hereto (a) fairly present in all material respects the Company’s calculation of the aforementioned information for the period presented, (b) have been prepared by the Company in good faith and is based upon the best information available to the Company and (c) except as disclosed therein, have been prepared in conformity with GAAP and on a basis substantially consistent with the Company’s latest audited financial statements;

The

items marked with a “C” on the pages of the [Preliminary] Prospectus attached as Exhibit A hereto (a) fairly present in all material respects the Company’s best estimate of the aforementioned information and (b) have been prepared by the Company in good faith and is based upon the best information available to the Company.

The

financial information contained in the U.K. Prospectus does not conflict with, and in each case, in all material respects conforms to, the financial information contained in the Registration Statement, the Pricing Prospectus or the [Preliminary] Prospectus. The financial information contained in the U.K. Prospectus, taken as a whole, fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented therein.

I have

reviewed the financial and operating results, estimates and related information of the Company in the [Preliminary] Prospectus described in the preceding paragraphs 1 through 4, and nothing has come to my attention that would cause me to believe that such information is not accurate in all material respects as of the date of the [Preliminary] Prospectus and the U.K. Prospectus and as of the date hereof.

IN WITNESS WHEREOF, I have signed this certificate as of the date first written above.

Name: Humera Afzal
Title: Chief Financial Officer

[Signature Page to CFO Certificate]